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                                                                    EXHIBIT 23.3


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 5, 2003 related to the consolidated financial statements of Gen-Net Lease Income Trust, Inc., our report dated September 22, 2003 related to Statement of Revenue and Certain Expenses of the Harahan Fed-Ex Property, our report dated September 24, 2003 related to Statement of Revenue and Certain Expenses of the United States Border Patrol Station - Harlingen, Texas and our report dated September 24, 2003 related to Statement of Revenue and Certain Expenses of the United States Immigration and Naturalization Services District Office - Harlingen, Texas our report dated December 11, 2003 related to Statement of Revenue and Certain Expenses of the United States Bureau of Public Debt Back-Up Facility - Mineral Wells, West Virginia and our report dated December 23, 2003 related to Statements of Revenue and Certain Expenses of the United States Federal Bureau of Investigation Branch Office - Pittsburgh, Pennsylvania, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-109565) and related Prospectus of Government Properties Trust, Inc. for the registration of 16,100,000 shares of its common stock.


                                                  ERNST & YOUNG LLP


January 2, 2004
Chicago, Illinois